ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                                 JJN SALES, INC.
                                 (present name)


                                     S06703
                   (Document number of corporation (if known)


Pursuant to the provisions of section 607.100, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

o        ARTICLE ONE is hereby amended as follows:
         The new corporate name is

                               DECOR SYSTEMS, INC.
                                Formally known as
                                 JJN Sales, Inc.

o        ARTICLE FOUR is hereby amended as follows:

         The aggregate number of shares for which the Corporation has the authority to issue is now One Hundred Million (100,000,000).

         All of which shall be common shares with the par value of .0001.


SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment's adoption: September 24, 2002.
                                              ------------------

FOURTH: Adoption of Amendment(s) (CHECK ONE)

     The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

     "The number of votes casts for the amendment(s) was/were sufficient for approval by
                ------------------------------------------."
                         (voting group)

     The amendment(s) was/were adopted by the board of directors without shareholder action was not required. The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

     Signed this 24th day of September, 2002.

     Signature  /s/ Lee Colvin

                            ARTICLES OF INCORPORATION
                                       OF
                                 JJN SALES, INC.


The undersigned, for the purpose of forming a corporation under the Florida General corporation Act, hereby adopts the following Articles of Incorporation.

                                   ARTICLE ONE

                                      NAME

The Corporation name is JJN SALES, INC.

                                   ARTICLE TWO

                                    DURATION

The duration of the Corporation is perpetual.

                                  ARTICLE THREE

                                     PURPOSE

The Corporation may transact any and all lawful business for which corporations may be incorporated under the Florida General Corporations Act.

                                  ARTICLE FOUR

                                  CAPITAL STOCK

The aggregate number of shares for which the Corporation has authority to issue is 5,000. All of which shall be common shares with a par value of ten cents.

                                  ARTICLE FIVE

                                REGISTERED OFFICE

The street address of the initial Registered Office of the Corporation is: 1511 Fowler Ave East, Suite K, Tampa, Florida 33612.

                                   ARTICLE SIX

                                    DIRECTORS

The business of the Corporation shall be managed by a Board of Directors consisting of a minimum of one director and a maximum of five directors.

                                  ARTICLE SEVEN

The name and address of the Incorporator is:

                           James P. Fahey
                           1511 Fowler Ave. East, Suite K
                           Tampa, Florida 33612

IN WITNESS WHEREOF, I have subscribed my name this 10 day of October, 1990.


                           /s/ James P. Fahey
                          ----------------------------
                          James P. Fahey, Incorporator

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

On this 10th day of October, 1990, before me personally appeared James P. Fahey, known to be the person whose name is subscribed to the within instrument, and acknowledged that he has executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                  ----------------------------------
                                  NOTARY PUBLIC


                         CERTIFICATE OF REGISTERED AGENT


Pursuant to 48.091 Florida statutes, the following is submitted in compliance with said act; that JJN SALES, INC. desiring to organize under the laws of the state of Florida, with its principal place of business at 1511 Fowler Ave. East, Suite K, Tampa, Florida, 33612, named James P. Fahey, as its agent to accept service of process within Florida.

                                 ACKNOWLEDGEMENT

Having been named to accept service of process for the above stated Corporation at the place designated in the Certificate, I hereby agree to act in this capacity and to comply with the provisions of said statutes relative to the proper and complete performance of my duties.

DATED: This __ day of October, 1990.

                                                   -----------------------------
                                                   James P. Fahey